UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2012

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02 Termination of a Material Definitive Agreement.

The disclosures in Item 5.02(c) regarding the termination of the Letter Agreement (as defined below) are incorporated herein by reference.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On October 1, 2012, Visteon Corporation (the “Company”) announced that Timothy D. Leuliette, who has been serving as Interim Chairman of the Board, Interim Chief Executive Officer and Interim President of the Company since the resignation of Donald J. Stebbins on August 10, 2012, was appointed as the Company’s permanent Chief Executive Officer and President, effective September 30, 2012.

Mr. Leuliette, 62, has been a director of the Company since October 1, 2010. From October 14, 2010 until his appointment as Interim Chairman of the Board, Interim Chief Executive Officer and Interim President of the Company, Mr. Leuliette was the Senior Managing Director of FINNEA Group, LLC, an investment and financial services firm. Until October 14, 2010, Mr. Leuliette served as the President and Chief Executive Officer of Dura Automotive LLC, an automotive supplier, from July 2008, a director of Dura from June 2008, and the Chairman of the Board of Dura from December 2008. Mr. Leuliette also served as a Managing Director of Patriarch Partners LLC, the majority stockholder of Dura. Prior to that, he served as Co-Chairman and Co-Chief Executive Officer of Asahi Tec Corporation, a manufacturer of automotive parts and other products, and Chairman, Chief Executive Officer and President of Metaldyne Corporation, an automotive supplier, from January 2001 to January 2008. Over his career he has held executive and management positions at both vehicle manufacturers and suppliers and has served on both corporate and civic boards, including as Chairman of the Detroit Branch of the Federal Reserve Bank of Chicago.

In connection with his appointment as permanent Chief Executive Officer and President of the Company, the Company and Mr. Leuliette entered into an employment agreement, dated as of September 30, 2012 (the “Employment Agreement”) with an initial term of three years and three months through December 31, 2015, and a change in control agreement, dated as of September 30, 2012 (the “Change in Control Agreement”). In addition, the Company made a one-time sign-on equity grant to Mr. Leuliette, with a grant date of September 30, 2012 (the “Sign-on Equity Grant”).

Pursuant to the Employment Agreement, Mr. Leuliette will receive an annualized base salary of $1.15 million, with a target annual cash bonus opportunity of 120% of his base salary, and a cash sign-on payment of $500,000, subject to clawback if Mr. Leuliette is terminated for Cause (as defined in the Employment Agreement) or voluntarily terminates his employment without Good Reason (as defined in the Employment Agreement) before December 31, 2014. Mr. Leuliette’s bonus for 2012, if any, will be pro-rated for his time served in 2012 from August 10, 2012, the date of his appointment as Interim Chairman of the Board, Interim Chief Executive Officer and Interim President of the Company. If Mr. Leuliette is terminated without Cause or his employment is voluntarily terminated for Good Reason, he will receive (i) a cash payment equal to 1.5 times the sum of his annual base salary and bonus, (ii) a pro rata annual bonus for the year of termination based on corporate achievement levels for the entire year and (iii) up to 18 months of health benefits. Mr. Leuliette will be entitled to participate in the Company’s standard benefits and perquisites on the same basis as other senior executives of the Company, as well as receive reimbursement of up to $25,000 of professional fees incurred in connection with finalizing the Employment Agreement and related agreements. The Employment Agreement includes a clawback provision whereby Mr. Leuliette may be required, upon certain triggering events, to repay all or a portion of his incentive compensation, pursuant to any clawback policy adopted by or applicable to the Company under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Employment Agreement also contains customary confidentiality, ownership of works and non-disparagement provisions, as well as standard non-competition and non-solicitation provisions.

The Sign-on Equity Grant, made under the Visteon Corporation 2010 Incentive Plan, consists of (i) a grant of 85,256 time-based restricted stock units (“RSUs”) that will vest in three equal annual installments on August 10 of each of 2013, 2014, and 2014, respectively, subject to continued employment, and (ii) a grant of 345,914 performance based stock units (“PSUs”) that will be earned, subject to continued employment, based on the Company’s total shareholder return for the period between the grant date and December 31, 2015. The Sign-on Equity Grant is intended to cover the entire initial three year and three month term of the Employment Agreement and be in place of any other equity awards that might otherwise have been granted to Mr. Leuliette for 2012 through 2015. To the extent not vested, the RSUs and PSUs will vest pro rata upon termination due to death or disability or if Mr. Leuliette is terminated without Cause or his employment is voluntarily terminated for Good Reason, provided the termination occurs at least 180 days after the grant date (if the termination occurs before a change in control). If a change in control of the Company occurs before the RSUs and PSUs are fully vested, the non-vested RSUs and PSUs will fully vest on a “double-trigger” basis upon the occurrence of the change in control. Under the “double-trigger” vesting provisions of the Sign-on Equity Grant, RSUs and PSUs will not be accelerated upon a change in control of the Company if (i) the acquiror assumes the outstanding awards and (ii) Mr. Leuliette’s employment is not involuntarily terminated without Cause or voluntarily terminated for Good Reason within two years following the change in control.

Pursuant to the Change in Control Agreement, Mr. Leuliette could potentially receive an amount equal to 2.5 times the sum of his annual base salary and his annual target bonus upon termination of his employment at any time within two years after the occurrence of a change in control.

Effective as of September 30, 2012, Mr. Leuliette’s letter agreement with the Company, dated August 10, 2012 and previously disclosed (the “Letter Agreement”), and all obligations of the Company thereunder, were terminated. In addition, in connection with the separation by the Board of Directors of the Company (the “Board”) of the roles of Chief Executive Officer and Chairman of the Board as disclosed below, Mr. Leuliette resigned as Interim Chairman of the Board, also effective September 30, 2012. Mr. Leuliette will continue to serve as a non-independent director of the Company.

The foregoing descriptions of the Employment Agreement, the Change in Control Agreement, and the Sign-on Equity Grant are qualified in their entirety by reference to the full text of the Employment Agreement, the Change in Control Agreement, and each of the Restricted Stock Unit Grant Agreement for Timothy D. Leuliette and the Performance Stock Unit Grant Agreement for Timothy D. Leuliette (both of which were made under the Visteon Corporation 2010 Incentive Plan). Copies of these documents are attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

There is no arrangement or understanding between Mr. Leuliette and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. Leuliette and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Leuliette has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

The Company’s press release announcing Mr. Leuliette’s appointment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

As disclosed above, in connection with the appointment of Mr. Leuliette as permanent Chief Executive Officer and President of the Company, the Board separated the role of Chairman of the Board and Chief Executive Officer and Mr. Leuliette resigned as Interim Chairman of the Board. Effective as of September 30, 2012, the Board unanimously named Francis M. Scricco, an independent member of the Board since August 10, 2012, as the non-executive Chairman of the Board. The Board has determined that having an independent director serve as the non-executive Chairman of the Board is in the best interests of the shareholders and will allow the Chairman of the Board to focus on the effectiveness and independence of the Board, while the Chief Executive Officer focuses on executing the Company’s strategy and managing the Company’s operations and performance. With the naming of Mr. Scricco as Chairman of the Board, Kevin Dowd has stepped down from the post of independent lead director, a designation that he had held since October 2011.

The Company’s press release announcing Mr. Scricco’s appointment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between Timothy D. Leuliette and Visteon Corporation, dated as of September 30, 2012.

10.2	Change in Control Agreement by and between Timothy D. Leuliette and Visteon Corporation, dated as of September 30, 2012.

10.3	Restricted Stock Unit Grant Agreement for Timothy D. Leuliette under the Visteon Corporation 2010 Incentive Plan

10.4	Performance Stock Unit Grant Agreement for Timothy D. Leuliette under the Visteon Corporation 2010 Incentive Plan

99.1	Press release dated October 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: October 2, 2012	By:	/s/ Michael K. Sharnas
Michael K. Sharnas Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement by and between Timothy D. Leuliette and Visteon Corporation, dated as of September 30, 2012.

10.2	Change in Control Agreement by and between Timothy D. Leuliette and Visteon Corporation, dated as of September 30, 2012.

10.3	Restricted Stock Unit Grant Agreement for Timothy D. Leuliette under the Visteon Corporation 2010 Incentive Plan.

10.4	Performance Stock Unit Grant Agreement for Timothy D. Leuliette under the Visteon Corporation 2010 Incentive Plan

99.1	Press release dated October 1, 2012.